Exhibit 99.1

Plug Power Third Quarter 2025 Highlights

$177 Million in Quarterly Revenue

Continued Global Market Expansion and Operational Progress

SLINGERLANDS, N.Y., November 10, 2025 - Plug Power Inc. (NASDAQ: PLUG), a global leader in comprehensive hydrogen solutions for the hydrogen economy, today announced its financial results and operational milestones for the third quarter ended September 30, 2025.

Third Quarter 2025 Financial Highlights

•	For the third quarter 2025, revenue was $177 million, driven by continued strength in Plug’s electrolyzer business, volume growth in hydrogen fuel sales and other businesses, and continued pricing enhancements. GenEco electrolyzer revenue totaled ~$65 million for the quarter, a 46% sequential increase over 2nd quarter 2025 and a 13% increase over the prior year third quarter.

•	Net cash used in operating activities was ~$90 million, a 49% year-over-year and 53% sequential quarterly improvement. Plug ended the quarter with ~$166 million in unrestricted cash and cash equivalents. Subsequent to the quarter-end, the Company completed a capital raise with gross proceeds of ~$370 million through the exercise of existing investor warrants, reflecting continued investor confidence. With ongoing reductions in cash burn and access to total available capital, the Company is well positioned to support operations and achieve its EBITDAS-positive target in the second half of 2026.

•	Ongoing execution of Project Quantum Leap initiatives continues to improve margin and cash flow. During the quarter, the Company recorded ~$226 million in charges predominantly associated with non-cash costs for the ongoing Project Quantum Leap strategic platform. These activities prioritize near-term sales and margin growth, streamline investment toward mid-term markets, and address legacy issues aligned with this refined strategic focus. The charges are associated with such items as impairments, restructuring, inventory valuation adjustments, and other costs.

•	GAAP gross loss was ~($120 million) for Q3 2025. For Q3 2024, GAAP gross loss was ~($100 million)

•	Adjusted gross loss for the quarter was ~($37 million) which excludes ~$84 million in various charges as addressed above. The improvement in adjusted gross loss represents a combination of ongoing cost of sales and pricing improvements, as evidenced in the reduction in operational cash burn. For Q3 2024, adjusted gross loss for Q3 2024 was ~($86 million).

•	GAAP basic and diluted net loss per share attributable to Plug Power inc. (“EPS”) in the quarter was ~($0.31) per share. For Q3 2024, GAAP EPS was ~($0.25).

•	Adjusted EPS for the quarter was ~($0.12) per share which excludes the ~$226 million in charges as referenced above. The improvement in adjusted EPS represents a combination of ongoing improvements in pricing, cost of sales, and operation expenses for the Company, as evidenced in the reduction in operational cash burn. For Q3 2024, adjusted EPS was ~($0.23).

The definitions and reconciliation of Non-GAAP information and comparable GAAP information are included in the Reconciliation of Non-GAAP Financial Measures table below.

Reaffirming Strategic Focus

Plug continues to prioritize growth in its material handling, electrolyzer, and hydrogen fuel businesses. This disciplined execution strengthens near-term performance and positions the Company to scale into new markets in the future, such as large-scale stationary power and mobility.

As announced in October, Plug named Jose Luis Crespo as incoming Chief Executive Officer, succeeding long-term leader Andy Marsh. This planned transition reflects the Company’s evolution into a globally scaled energy technology business and positions Plug for its next phase of disciplined growth.

“Plug continues to execute, follow through on its commitments, and prove the viability of hydrogen at scale,” said Andy Marsh, CEO of Plug Power. “We’re seeing real adoption, real projects, and real performance, and we’re still only getting started.”

“This was a strong quarter that demonstrates Plug’s global growth and commercial traction,” said Jose Luis Crespo, President and Incoming CEO. “Our revenue performance reflects accelerating customer adoption and sets a solid foundation to meet our year-end goals as we continue driving the hydrogen economy forward.”

Operational and Strategic Highlights for the Quarter

During the quarter, Plug executed its strategic priorities by advancing deployments, expanding customer adoption, and driving operational improvements across its core businesses.

GenEco Electrolyzers

•	Global Adoption: More than 230 MW of GenEco electrolyzer projects are now being mobilized across Europe, Australia, and North America, reinforcing Plug’s global leadership in deploying industrial-scale hydrogen solutions. Growing adoption in renewable fuels and green ammonia production further validates the Company’s position as a trusted partner in advancing the global hydrogen economy.

•	Major Delivery: Delivered the first 10 MW GenEco PEM electrolyzer to Galp Energia’s Sines project in Portugal, the first phase of a planned 100 MW installation. This milestone demonstrates Plug’s execution capability and expanding presence in Europe’s emerging hydrogen market.

•	Expanding Pipeline: Advanced multiple multi-megawatt projects across Australia, Europe, and the U.S., representing more than 8 GW of opportunity and underscoring Plug’s proven ability to deliver complex, large-scale hydrogen infrastructure worldwide.

GenDrive Fuel Cells

•	Customer Momentum: Policy clarity and long-term supply contracts continue to accelerate customer adoption. Multi-year agreements and renewed activity among pedestal material handling and distribution customers highlight the enduring strength of Plug’s core fuel cell business.

•	New Deployment: Commissioned GenDrive fuel cells and GenFuel hydrogen solutions with new customer Floor & Decor in Frederickson, Washington. The success at the Frederickson site opens the door to expanded hydrogen infrastructure, Plug’s hydrogen system also offers off-grid capabilities, enhancing energy resilience during power outages and periods of grid instability, while Plug's modular infrastructure is designed to scale easily as Floor & Decor's operations grow.

Hydrogen Fuel Production

•	Strategic Supply Agreement: Extended a multi-year hydrogen supply contract with a key partner, strengthening Plug’s domestic hydrogen position through 2030. The agreement is expected to enhance supply reliability, lowers cost structure, and support improved cash flows across Plug’s growing applications portfolio.

•	Georgia Green Hydrogen Plant: Achieved record production performance in August, 324 metric tons of liquid hydrogen with 97% uptime, 99.7% availability, and 92.8% efficiency, demonstrating exceptional reliability and operational optimization.

•	Platform Monetization: As disclosed in the press release earlier today, Plug has signed a non-binding Letter of Intent to monetize its electricity rights in New York and one other location and collaborate with a major U.S. data center developer. Plug expects to generate more than $275 million in liquidity improvement through a combination of asset monetization, release of restricted cash, and reduced maintenance expenses. In connection with this initiative, Plug will suspend activities related to the Department of Energy loan program and reallocate capital toward higher-return opportunities across its hydrogen network. The Company’s recently executed hydrogen supply agreement with a global industrial gas leader provides competitively priced, long-term hydrogen supply—reducing the near-term need for self-developed hydrogen.

Plug will provide further insight into its strategy, operational execution, and path to profitability during its 7th annual Plug Symposium on November 18. Investors and stakeholders are encouraged to register to stream the event and hear directly from Company leadership and customers. Register for the digital event at https://event.on24.com/wcc/r/5070165/A1DAC0191D73E6E705452AA4D133B5D8.

Earnings Call Details

Management will host a conference call to discuss results and business outlook.

Date: November 10, 2025
Time: 4:30 PM ET
Toll-Free: 877-407-9221 | International: +1 201-689-8597
Direct Webcast: https://event.webcasts.com/starthere.jsp?ei=1739626&tp_key=c156bc1626

A live webcast will be available on the Plug Investor Relations website at www.ir.plugpower.com, and a playback will remain available online following the call.

About Plug

Plug Power is building the global hydrogen economy with a fully integrated ecosystem spanning production, storage, delivery, and power generation. A first mover in the industry, Plug Power provides electrolyzers, liquid hydrogen, fuel cell systems, storage tanks, and fueling infrastructure to industries such as material handling, industrial applications and energy producers—advancing energy independence and decarbonization at scale.

With electrolyzers deployed across five continents, Plug Power leads in hydrogen production, delivering large-scale projects that redefine industrial power. The company has deployed over 72,000 fuel cell systems and 275 fueling stations and is the largest user of liquid hydrogen. Plug Power is rapidly expanding its generation network to ensure a reliable, domestically produced hydrogen supply. With plants operational in Georgia, Tennessee, and Louisiana, Plug Power’s total production capacity is now 40 tons per day.

Plug Power supports global leaders like Walmart, Amazon, Home Depot, BMW, and BP through its talented workforce and state-of-the-art manufacturing facilities around the world.

For more information, visit www.plugpower.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug, including but not limited to statements about Project Quantum Leap and the anticipated benefits from the implementation of such initiative; Plug’s expectations regarding its financial profile and market outlook, including expected timing to achieve its EBITDAS-positive target; Plug’s ability to deliver on its business and strategic objectives, including its expectations regarding its near-term performance and ability to scale into new markets; Plug’s expectations regarding its hydrogen production network and its ability to leverage its platform and reduce third-party fuel costs; Plug’s statements regarding the Company’s expectations for liquidity improvement, its plans to monetize assets and reallocate capital toward higher-return opportunities; expectations regarding its future participation in the Department of Energy loan program; and the timing and magnitude of anticipated cost reductions and cash-flow improvements.

You are cautioned that such statements should not be read as a guarantee of future performance or results as such statements are subject to risks and uncertainties. Actual performance or results may differ materially from those expressed in these statements as a result of various factors, including, but not limited to, the following: the anticipated benefits and actual savings and costs resulting from Project Quantum Leap; the non-binding nature of the letter of intent with the project developer; the risk that Plug’s ability to achieve its business objectives and to continue to meet its obligations is dependent upon its ability to maintain a certain level of liquidity, which will depend in part on its ability to manage its cash flows; the risk of suspending activities related to the Department of Energy loan program; the risk that Plug may continue to incur losses and might never achieve or maintain profitability; the risk that Plug may not be successful in its financing initiatives and not have sufficient capital to continue its operations; the risk that Plug may not be able to expand its business or manage its future growth effectively; the risk that global economic uncertainty, including inflationary pressures, fluctuating interest rates, currency fluctuations, increase in tariffs, supply chain disruptions, changes in the hydrogen or energy markets or regulatory developments, may adversely affect Plug’s operating results; the risk that Plug may not be able to obtain from its hydrogen suppliers a sufficient supply of hydrogen at competitive prices or the risk that Plug may not be able to produce hydrogen internally at competitive prices; the risk that delays in or not completing its product and project development goals may adversely affect its revenue and profitability; the risk that its estimated future revenue may not be indicative of actual future revenue or profitability; the risk of elimination, nonrenewal, reduction of, or changes in qualifying criteria for government subsidies and economic incentives for alternative energy products, including Plug’s qualification to utilize the PTC and ITC; the risk that volatility in commodity prices and product shortages may adversely affect Plug’s gross margins and financial results; and the risk that Plug may not be able to manufacture and market products on a profitable and large-scale commercial basis. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Plug in general, see Plug’s public filings with the Securities and Exchange Commission, including the “Risk Factors” section of Plug’s Annual Report on Form 10-K for the year ended December 31, 2024, Plug’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, as well as any subsequent filings. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Plug disclaims any obligation to update forward-looking statements except as may be required by law.

Plug Power Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$165,895	$205,693
Restricted cash	189,256	198,008
Accounts receivable, net of allowance of $48,676 as of September 30, 2025 and $37,712 as of December 31, 2024	124,028	157,244
Inventory, net	555,092	682,642
Contract assets	68,956	94,052
Prepaid expenses, tax credits, and other current assets	87,660	139,845
Total current assets	1,190,887	1,477,484

Restricted cash	493,871	637,008
Property, plant, and equipment, net	877,347	866,329
Right of use assets related to finance leases, net	52,523	51,822
Right of use assets related to operating leases, net	191,523	218,081
Equipment related to power purchase agreements and fuel delivered to customers, net	132,285	144,072
Contract assets	22,410	23,963
Intangible assets, net	77,948	84,660
Investments in non-consolidated entities and non-marketable equity securities	43,257	85,494
Other assets	22,701	13,933
Total assets	$3,104,752	$3,602,846

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$162,223	$180,966
Accrued expenses	122,360	103,145
Deferred revenue and other contract liabilities	88,174	144,093
Operating lease liabilities	70,171	71,250
Finance lease liabilities	14,677	12,802
Finance obligations	78,840	83,129
Current portion of convertible debt instruments, net	143,984	58,273
Current portion of long-term debt (of which $120,610 was measured at fair value as of September 30, 2025 and $0 was measured at fair value as of December 31, 2024)	121,723	946
Contingent consideration, loss accrual for service contracts, and other current liabilities (of which $18,706 was measured at fair value as of September 30, 2025 and $28,954 was measured at fair value as of December 31, 2024)	100,363	93,885
Total current liabilities	902,515	748,489

Deferred revenue and other contract liabilities	34,092	58,532
Operating lease liabilities	209,293	242,148
Finance lease liabilities	20,187	22,778
Finance obligations	210,206	264,318
Convertible debt instruments, net (of which $173,150 was measured at fair value as of December 31, 2024)	—	321,060
Long-term debt (of which $120,993 was measured at fair value as of September 30, 2025 and $0 was measured at fair value as of December 31, 2024)	122,346	1,932
Contingent consideration, loss accrual for service contracts, and other liabilities (of which $17,853 was measured at fair value as of September 30, 2025 and $31,792 was measured at fair value as of December 31, 2024)	107,492	135,833
Total liabilities	1,606,131	1,795,090

Stockholders’ equity:
Common stock, $.01 par value per share; 1,500,000,000 shares authorized; Issued (including shares in treasury): 1,219,328,594 as of September 30, 2025 and 934,126,897 as of December 31, 2024	12,194	9,342
Additional paid-in capital	8,886,531	8,430,537
Accumulated other comprehensive income/(loss)	3,775	(2,502)
Accumulated deficit	(7,380,069)	(6,594,445)
Less common stock in treasury: 18,816,602 as of September 30, 2025 and 20,230,043 as of December 31, 2024	(105,802)	(108,795)
Total Plug Power Inc. stockholders’ equity	1,416,629	1,734,137
Non-controlling interest	81,992	73,619
Total stockholders’ equity	1,498,621	1,807,756
Total liabilities and stockholders’ equity	$3,104,752	$3,602,846

Plug Power Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

 (In thousands, except share and per share amounts)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
Net revenue:
Sales of equipment, related infrastructure and other	$96,773	$107,141	$259,452	$252,224
Services performed on fuel cell systems and related infrastructure	19,742	14,148	52,983	40,205
Power purchase agreements	24,604	20,459	71,447	58,437
Fuel delivered to customers and related equipment	35,912	29,791	99,768	77,964
Other	24	2,191	1,049	8,514
Net revenue	177,055	173,730	484,699	437,344
Cost of revenue:
Sales of equipment, related infrastructure and other	171,501	149,912	363,337	414,948
Services performed on fuel cell systems and related infrastructure	20,083	9,086	44,541	35,773
(Benefit)/provision for loss contracts related to service	(4,343)	6,036	(6,287)	38,265
Power purchase agreements	45,573	51,782	140,777	161,322
Fuel delivered to customers and related equipment	64,392	55,538	189,382	172,428
Other	14	1,401	440	4,963
Total cost of revenue	297,220	273,755	732,190	827,699

Gross loss	(120,165)	(100,025)	(247,491)	(390,355)

Operating expenses:
Research and development	16,118	19,712	45,668	63,932
Selling, general and administrative	110,592	91,586	279,324	254,689
Restructuring	5,519	514	25,637	8,154
Impairment	97,524	4,185	119,187	8,406
Change in fair value of contingent consideration	(1,129)	146	(13,116)	(5,286)
Total operating expenses	228,624	116,143	456,700	329,895

Operating loss	(348,789)	(216,168)	(704,191)	(720,250)

Interest income	4,316	7,423	15,314	24,495
Interest expense	(16,461)	(9,148)	(43,885)	(29,984)
Other income/(expense), net	3,502	15,510	8,609	(566)
Loss on extinguishment of convertible debt instruments and debt	—	—	(9,127)	(14,047)
Change in fair value of convertible debenture	—	—	1,902	—
Change in fair value of debt	(2,719)	—	(6,127)	—
Loss on equity method investments	(3,262)	(8,690)	(51,482)	(29,043)

Loss before income taxes	$(363,413)	$(211,073)	$(788,987)	$(769,395)

Income tax (expense)/benefit	(92)	(95)	(104)	118

Net loss	$(363,505)	$(211,168)	$(789,091)	$(769,277)

Net loss attributable to non-controlling interest	(1,636)	—	(3,467)	—

Net loss attributable to Plug Power Inc.	$(361,869)	$(211,168)	$(785,624)	$(769,277)

Net loss per share attributable to Plug Power Inc.:
Basic and diluted	$(0.31)	$(0.25)	$(0.73)	$(1.03)

Weighted average number of common stock outstanding	1,158,516,229	858,442,951	1,077,749,797	745,827,431

Plug Power Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine months ended
	September 30,
	2025	2024
Operating activities
Net loss	$(789,091)	$(769,277)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of long-lived assets	33,032	51,639
Amortization of intangible assets	6,019	14,194
Lower of cost or net realizable value inventory adjustments, provision for excess and obsolete inventory and other adjustments	99,626	67,768
Stock-based compensation	36,404	64,120
Loss on extinguishment of convertible debt instruments and debt	9,127	14,047
Provision/(recoveries) for losses on accounts receivable	17,964	(1,458)
Amortization of discount/(premium) of debt issuance costs on convertible debt instruments and long-term debt	377	(1,731)
Provision for common stock warrants	29,465	16,294
Deferred income tax benefit	—	(118)
Impairment	119,187	8,406
Recovery on service contracts	(40,101)	(558)
Loss on sale of long-lived assets	—	2,519
Change in fair value of contingent consideration	(13,116)	(5,286)
Right of use asset impairment	3,936	—
Lease origination costs	—	(3,508)
Change in fair value of convertible debenture	(1,902)	—
Change in fair value of debt	6,127	—
Loss on equity method investments	51,482	29,043
Change in fair value of derivative financial instruments	—	100
Changes in operating assets and liabilities that provide/(use) cash:
Accounts receivable	15,870	78,047
Inventory	32,521	30,868
Contract assets	(3,946)	(14,849)
Prepaid expenses and other assets	31,557	(42,835)
Accounts payable, accrued expenses, and other liabilities	80,650	(29,183)
Payments of contingent consideration	(8,341)	(9,216)
Payments of operating lease liability, net	(17,058)	—
Deferred revenue and other contract liabilities	(86,981)	(96,428)
Net cash used in operating activities	(387,192)	(597,402)

Investing activities
Purchases of property, plant and equipment	(106,774)	(253,148)
Purchases of equipment related to power purchase agreements and equipment related to fuel delivered to customers	(9,804)	(41,513)
Proceeds from sale of long-lived assets	—	500
Cash paid for non-consolidated entities and non-marketable equity securities	(1,130)	(64,368)
Net cash used in investing activities	(117,708)	(358,529)

Financing activities
Payments of contingent consideration	(4,264)	(1,841)
Proceeds from public and private offerings, net of transaction costs	351,948	793,249
Payments of tax withholding on behalf of employees for net stock settlement of stock-based compensation	(705)	(1,677)
Contributions by non-controlling interest	1,525	—
Proceeds from exercise of stock options	11	96
Principal payments on convertible debentures	(185,962)	—
Premium on principal of convertible debenture settled in cash	(3,832)	—
Proceeds from debt issuance	249,375	—
Principal payments on long-term debt	(11,399)	(726)
Cash paid for closing fees related to DOE loan guarantee	(13,666)	—
Proceeds from finance obligations	—	54,416
Principal repayments of finance obligations and finance leases	(69,947)	(64,342)
Net cash provided by financing activities	313,084	779,175
Effect of exchange rate changes on cash	129	7,807
Decrease in cash and cash equivalents	(39,798)	(41,093)
Decrease in restricted cash	(151,889)	(127,856)
Cash, cash equivalents, and restricted cash beginning of period	1,040,709	1,169,144
Cash, cash equivalents, and restricted cash end of period	$849,022	$1,000,195

Plug Power Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

	For the three months ended September 30,
Reconciliation of gross loss to adjusted gross loss	2025	2024
Gross loss (GAAP)	$(120,165)	$(100,025)
Adjustments:
Lower of cost or net realizable value inventory adjustments, and provision for excess and obsolete inventory	72,106	12,739
Product warranty expense	11,549	1,775
Adjusted gross loss (non-GAAP)	$(36,510)	$(85,511)

	For the three months ended September 30,
Reconciliation of basic and diluted net loss per share attributable to Plug Power Inc. (GAAP) to adjusted basic and diluted net loss per share attributable to Plug Power Inc. (Non-GAAP):	2025	2024
Basic and diluted net loss per share attributable to Plug Power Inc (GAAP):	$(0.31)	$(0.25)
Adjustments, net of estimated tax effect:
Impairment	0.08	—
Restructuring	0.01	—
Supplier contract modification	0.02	—
Bad debt	0.01	—
Lower of cost or net realizable value inventory adjustments, and provision for excess and obsolete inventory	0.06	0.02
Product warranty expense	0.01	—
Adjusted basic and diluted net loss per share attributable to Plug Power Inc. (Non-GAAP)	$(0.12)	$(0.23)

Explanatory Notes on Use of Non-GAAP Measures

To supplement the Company’s unaudited financial data presented on a generally accepted accounting principles (GAAP) basis, management has used adjusted gross loss and adjusted basic and diluted net loss per share attributable to Plug Power Inc., which are non-GAAP performance-based measures. These non-GAAP measures are among the indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods. Management establishes performance targets, annual budgets and makes operating decisions based in part upon these metrics. Accordingly, disclosure of these non-GAAP measures provides investors with the same information that management uses to understand the Company’s economic performance year over year. In addition, the Company believes these non-GAAP financial measures improve understanding of comparable information from past reports of financial results.

Adjusted gross loss and adjusted basic and diluted net loss per share attributable to Plug Power Inc. should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity. Adjusted gross loss is defined as gross loss adjusted for lower of cost or net realizable value inventory adjustments, provision for excess and obsolete inventory, and product warranty expense. Adjusted basic and diluted net loss per share attributable to Plug Power Inc. is defined as the basic and diluted attributable to Plug Power Inc. adjusted for impairment, restructuring, supplier contract modification, bad debt, product warranty expense, and lower of cost or net realizable value inventory adjustments, and provision for excess and obsolete inventory, net of the estimated tax effect of these adjustments and any anticipated tax valuation adjustments. The adjustments made to the basic and diluted earnings per share have no income tax effect in light of the Company’s full valuation allowance recorded on their deferred tax assets. While management believes that the non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these measures. The measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

In addition, the Company’s EBITDAS-positive target for the second half of 2026 is a forward-looking non-GAAP financial measure that cannot be reconciled to the most directly comparable GAAP measure, net income (loss), without unreasonable effort. The Company defines EBITDAS as earnings before interest, income tax, depreciation, amortization and share-based expense. This is because the Company is not able to forecast with reasonable accuracy certain items required for such reconciliation, including changes in fair value of derivatives, interest expense associated with financial arrangements, income taxes, and other non-cash or infrequent charges.  These items are inherently uncertain, depends on future events outside of management’s control, and could materially affect the Company’s GAAP results.  The Company provides this target to give investors insight into the direction of its operational objectives rather than as a prediction of GAAP earnings.